Exhibit 32.1

CERTIFICATION PURSUANT

Section 1350 Certification

In connection with the annual report of Andain, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2013, as filed with the Securities and Exchange Commission (the "Report"), I, Sam Shlomo Elimelech, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Andain, Inc.
May 20, 2013	By: /s/ Sam Shlomo Elimelech
Sam Shlomo Elimelech, President (Principal Executive Officer)